UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 755-7936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MNLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2020, Menlo Therapeutics Inc. (“Menlo” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among Menlo, Cowen and Company, LLC and Piper Sandler & Co., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to an offering of an aggregate of 27,050,000 shares of common stock (the “Firm Shares”) of the Company, par value $0.0001 per share. The offering price to the public is $1.850 per Firm Share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for 30 days to purchase up to an additional 4,057,500 shares of common stock (the “Option Shares”, together with the Firm Shares, the “Shares”), which the Underwriters exercised in full on June 5, 2020. Closing for the sale of the Shares occurred on June 9, 2020. The Company estimates that the net proceeds to the Company will be approximately $53.6 million after deduction of the estimated underwriting discounts and commissions and the estimated offering expenses payable by the Company.

The Shares are being sold pursuant to a prospectus supplement, dated June 4, 2020, and related prospectus, dated February 12, 2019, each filed with the U.S. Securities and Exchange Commission, relating to the Company’s registration statement on Form S-3 (File No. 333-229482).

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. In connection with the filing of the Underwriting Agreement, the Company is filing the opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 4, 2020, among Menlo Therapeutics Inc., Cowen and Company, LLC and Piper Sandler & Co., as representatives of the several underwriters named in Schedule I thereto

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Menlo Therapeutics Inc.

/s/ Mutya Harsch
By: Mutya Harsch
Chief Legal Officer, General Counsel and Secretary

Date: June 9, 2020